UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

KURA ONCOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37620	61-1547851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4930 Directors Place, Suite 500, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 500-8800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KURA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 9, 2026, our Board of Directors (the “Board”), upon the recommendation of the Compensation Committee of the Board, amended the Kura Oncology, Inc. Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) and the 2015 Employee Stock Purchase Plan (the “ESPP”), in each case subject to stockholder approval, to, among other things, increase the number of shares of our common stock authorized for issuance under the 2014 Plan by 6,500,000 shares (the “Amended 2014 Plan”) and increase the number of shares of our common stock authorized for issuance under the ESPP by 2,500,000 shares (the “Amended ESPP”), respectively. On June 4, 2026, our stockholders approved the Amended 2014 Plan and the Amended ESPP.

Complete copies of the Amended 2014 Plan and the Amended ESPP are filed herewith as Exhibit 99.1 and 99.2, respectively. The above summaries of the Amended 2014 Plan and Amended ESPP do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2026, we held our Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on April 6, 2026, the record date for the Annual Meeting, there were 88,762,704 shares of common stock outstanding, of which 69,778,580 shares of common stock were present virtually or represented by proxy at the Annual Meeting.

At the Annual Meeting, stockholders:

(1) elected Diane Parks, Mary T. Szela and Michael J. Vasconcelles, M.D. as Class III directors to hold office until our 2029 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal;

(2) ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

(3) approved, on an advisory basis, the compensation paid to our named executive officers (“Say-on-Pay”) as disclosed in the proxy statement;

(4) indicated, on an advisory basis, the preferred frequency of holding future Say-on-Pay advisory votes on executive compensation;

(5) approved our Amended 2014 Plan; and

(6) approved our Amended ESPP.

The following sets forth detailed information regarding the final results of the voting for the Annual Meeting (with any fractional share amounts rounded to the nearest whole number):

Proposal 1. Election of Directors

Name of Director Elected	For	Withheld	Broker Non-Votes
Diane Parks	44,060,724	14,620,308	11,097,548
Mary T. Szela	38,859,502	19,821,530	11,097,548
Michael J. Vasconcelles, M.D.	58,169,894	511,138	11,097,548

Proposal 2. Ratification of the Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
69,385,497	140,763	252,320	—

Proposal 3. Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
48,783,834	1,141,854	8,755,344	11,097,548

Proposal 4. Advisory Indication on Frequency of Stockholder Advisory Votes on Executive Compensation

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
48,362,762	54,055	1,586,672	8,677,543	11,097,548

Based on these results and consistent with our recommendation, our Board of Directors has determined that we will conduct future stockholder advisory votes on the compensation of our named executive officers every year.

Proposal 5. Approval of our Amended 2014 Plan

For	Against	Abstain	Broker Non-Votes
48,402,820	10,099,296	178,916	11,097,548

Proposal 6. Approval of our Amended ESPP

For	Against	Abstain	Broker Non-Votes
58,306,174	213,434	161,424	11,097,548

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Kura Oncology, Inc. Amended and Restated 2014 Equity Incentive Plan and Forms of Option Agreement, Notice of Exercise and Stock Option Grant Notice thereunder.

99.2	Kura Oncology, Inc. Amended and Restated 2015 Employee Stock Purchase Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KURA ONCOLOGY, INC.

Date: June 4, 2026	By:	/s/ Teresa Bair
Teresa Bair
Chief Legal Officer